UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                   FORM 8-K/A
                      AMENDMENT NO. 2 TO 8-K FILED 2/25/97

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 20, 1997


                              WELDOTRON CORPORATION
             (Exact name of registrant as specified in its charter)


New Jersey                             1-8381               22-1602728
(State or other jurisdiction          (Commission           (IRS Employer
of incorporation)                      File Number)         Identification No.)


1532 South Washington Avenue
Piscataway, New Jersey                                      08855
(Address of principal executive offices)                    (Zip Code)


                                 (908) 752-6700
              (Registrant's telephone number, including area code)


          _____________________________________________________________
         (Former name or former address, if changed since last report.)

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Item 4.  Change in Registrant's Certifying Accountant

On February 20, 1997, the Board of Directors of Weldotron Corporation approved BDO Seidman, LLP as its certifying accountant for the year ending February 28, 1997. On February 20, 1997, management informed the former accountant, Deloitte and Touche LLP, that it had been dismissed. Except as stated immediately below, there was no adverse opinion, disclaimer of opinion or qualifications or modifications as to uncertainty, audit scope or accounting principles regarding the report of Deloitte and Touche LLP on the Registrant's financial statements for the fiscal years ended February 29, 1996 and February 28, 1995. The report of Deloitte and Touche LLP on the Registrant's financial statements for the fiscal year ended February 29, 1996 was modified with respect to uncertainty regarding the Registrant's ability to continue as a going concern based on recurring losses from operations experienced at the time. There were no reportable disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure leading to their dismissal. Except as stated below, no event described in paragraph (a)(i)(v) of Item 304 of Regulation S-K has occurred within the Company's fiscal years ending February 28, 1995 and February 29, 1996. Deloitte & Touche LLP in connection with their examination of the financial statements for the year ended February 29, 1996 rendered a reportable conditions letter dated May 30, 1996. The letter covered material weaknesses in internal controls relating to inventory and the resulting ability of the Company to prepare accurate financial information.

Item 7.  Financial Statements and Exhibits

1. Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated April 16, 1997.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     WELDOTRON CORPORATION
                                                     (Registrant)



Dated:  April 22, 1997                               /s/ Michael McKee
                                                     Michael McKee
                                                     Vice President of Finance


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